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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 and in the Registration Statements on Form S-8 listed below of Johnson Controls, Inc. of our report dated October 23, 1995 which appears in this Current Report on Form 8-K.

       1. Post-Effective Amendment No. 6 to Form S-16 on Form S-3 (Registration No. 2-64288)

       2.    Registration Statement on Form S-8 (Registration No. 33-30309)

       3.    Registration Statement on Form S-8 (Registration No. 33-31271)

       4.    Registration Statement on Form S-3 (Registration No. 33-50110)

       5.    Registration Statement on Form S-8 (Registration No. 33-58092)

       6.    Registration Statement on Form S-8 (Registration No. 33-58094)

       7.    Registration Statement on Form S-8 (Registration No. 33-49862)

       8.    Registration Statement on Form S-3 (Registration No. 33-57685)

       9.    Registration Statement on Form S-3 (Registration No. 33-64703)





PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
December 7, 1995